UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400 NEW YORK, NY (Address of principal executive offices)	10017 (Zip Code)

(917) 289-1117

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On May 7, 2021, Eyenovia, Inc. (the “Company”) as borrower, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with the Silicon Valley Bank, as lender (the “Lender”).

Amount. The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $25.0 million to be delivered in multiple tranches (the “Term Loans”). The tranches consist of (i) a term loan advance to the Company in an aggregate principal amount of up to $7.50 million, on the loan closing date (May 7, 2021) (the “Closing Date”), (ii) subject to the achievement of a commercial sale and certain performance milestones, a right of the Company to request that the Lender make additional term loan advances to the Company in an aggregate principal amount of up to $7.50 million with an expiration date of May 31, 2022, and (iii) subject to the achievement of a commercial sale and certain performance milestones, a right of the Company to request that the Lender make additional term loan advances to the Company in an aggregate principal amount of up to $10.0 million through May 31, 2023. The Company intends to use the proceeds of the Term Loans for working capital and general corporate purposes.

Maturity. The Term Loans mature on May 1, 2025 (the “Maturity Date”).

Interest Rate and Amortization. The principal balance of the Term Loans bears interest at an annual rate equal to the greater of (a) the sum of 1.25% and the prime rate as reported in The Wall Street Journal and (b) 5.00%. Borrowings under the Loan and Security Agreement are repayable in monthly interest-only payments through May 31, 2022 (which may be extended to May 31, 2023 subject to the achievement of a commercial sale and certain performance milestones). After the interest-only payment period, borrowings under the Loan and Security Agreement are repayable in 36 equal monthly payments of principal and accrued interest until the Maturity Date.

Final Payment. The Company will pay 5.00% of the advanced amount, due upon the earlier of the Maturity Date or termination of the Term Loans (the “Final Payment”).

Prepayment Fee. The Company may, at its option at any time, prepay the Term Loans in their entirety by paying the then outstanding principal balance and all accrued and unpaid interest on the Term Loans, subject to a prepayment premium equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs during the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.0% of the principal amount outstanding at any time thereafter but prior to the Maturity Date.

Security. The Company’s obligations are secured by a first lien on substantially all assets with a negative pledge on intellectual property. The Lender’s security interest is senior to any current and future debts due to officers, directors, current or former shareholders, and other lien holders.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens (including a negative pledge on intellectual property and other assets), guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, Lender may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lender’s commitments under the Loan and Security Agreement, (ii) sign and file in Company’s name any notices, assignment or agreements necessary to perfect payment, or (iii) notify any of Company’s account debtors to make payment directly to Lender.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

In connection with the entry into the Loan and Security Agreement, the Company has issued to Lender warrants (the “Warrants”) to purchase 91,884 shares of the Company’s common stock (the “Common Stock”), at an exercise price per share equal to $4.76, which is the lower of the trailing 10-day average share price prior to the Closing Date or the share price on the day immediately prior to the Closing Date. The Warrants will be exercisable for a period of ten years from the date of issuance.

The issuance of the Warrants by the Company to Lender and the issuance of the shares of Common Stock issuable upon exercise of the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements are met.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant that is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On May 10, 2021, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
4.1	Form of Warrant issued by the Company to Silicon Valley Bank.

10.1*	Loan and Security Agreement, dated as of May 7, 2021, by and between the Company and Silicon Valley Bank.

99.1	Press Release of the Company, dated May 10, 2021.

* Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date. May 10, 2021	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer

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